AMENDED AND RESTATED CHANGE IN CONTROL SEVERANCE AGREEMENT


     THIS  AMENDED  AND   RESTATED   CHANGE  IN  CONTROL   SEVERANCE   AGREEMENT
("Agreement") entered into on September 16, 2008 ("Effective Date"), by and between CHEVIOT SAVINGS BANK ("Bank") and KEVIN KAPPA ("Employee").

     WHEREAS, Bank and Employee entered into a change in control severance agreement dated on the 5th day of January, 2004 (the "Prior Agreement"); and

     WHEREAS, Section 409A of the Internal Revenue Code (the "Code"), effective January 1, 2005, requires deferred compensation arrangements, including those set forth in change in control severance agreements, to comply with its provisions and restrictions and limitations on payments of deferred compensation; and

     WHEREAS, the Bank desires to amend and restate the Prior Agreement in order to make changes to comply with Section 409A of the Code; and

     WHEREAS, Employee has agreed to such changes.

     NOW THEREFORE, it is agreed as follows:

1. Employment. Employee is employed in the capacity as the Vice President of Compliance of the Bank. Employee will render such administrative and management services to Bank and Cheviot Financial Corp. ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. Employee will promote to the extent permitted by law the business of Bank and Parent. Employee's other duties will be such as the Board of Directors for Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of Bank.

2. Terms of Agreement. The term of this Agreement will be for the period commencing on the Effective Date and ending thirty-six (36) months thereafter provided that all changes intended to comply with Section 409A of the Code shall be retroactively effective to January 1, 2005. On, or before, each annual anniversary date from the Effective Date, the term of this Agreement will be extended for an additional one-year period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of Employee has met the requirements and standards of the Board, and that the term of such Agreement will be extended.

3. Termination of Employment in Connection with or Subsequent to a Change in Control.

     3.1 Involuntary Termination. Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Employee's employment under this Agreement, absent Cause, in connection with, or within twelve (12) months after, a Change in Control, Employee will be paid an amount equal to two times the prior calendar year's cash compensation paid to Employee by Bank (whether said amounts were

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          received or deferred by  Employee).  Said sum will be paid in a single cash lump sum distribution within thirty (30) days of such termination of employment, and such payments will be in lieu of any other future payments which Employee would be otherwise entitled to receive.

          Notwithstanding the foregoing, all sums payable hereunder will be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to Employee by Bank or the Parent will be deemed an "excess parachute payment" in accordance with Code Section 280G and be subject to the excise tax provided under Code Section 4999. In the event that a reduction of payment is necessary, the cash severance payable pursuant to Section 3 hereof shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits payable by the Bank under Section 3 being non-deductible to the Bank pursuant to
          Section  280G of the Code and  subject  to excise  tax  imposed  under
          Section 4999 of the Code.

          "Change in Control" will refer to the ownership, holding or power to vote more than 25% of the Parent's or Bank's voting stock, the control of the election of a majority of the Parent's or Bank's directors, or the exercise of a controlling influence over the management or policies of the Parent or Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual other than Employee, or a corporation, partnership, trust, Bank, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other fort of entity not specifically listed herein.

     3.2  Termination for Good Reason.

     (a) Notwithstanding any other provision of this Agreement to the contrary, in the event of the Employee's termination of employment for Good Reason within twelve (12) months following a Change in Control, the Employee will be entitled to receive the payments described in Section
          3.1 of this Agreement within thirty (30) days following such termination of employment.

     (b) Termination for "Good Reason" shall mean termination by the Employee following a Change in Control based on the following:

          (i) (1) a material diminution in the Employee's base compensation as in effect immediately prior to the date of the Change in Control or as the same may be increased from time to time thereafter, (2) a material diminution in the Employee's authority, duties or responsibilities as in effect immediately prior to the Change in Control, or (3) a material diminution in the authority, duties or responsibilities of the officer (as in effect immediately prior to the date of the Change in Control) to whom the Employee is required to report,

          (ii) any material breach of this Agreement by the Bank, or

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          (iii) any  material  change in the  geographic  location  at which the
          Employee must perform his services for the Bank;

          provided, however, that prior to any termination of employment for Good Reason, the Employee must first provide written notice to the Bank within ninety (90) days of the initial existence of the condition, describing the existence of such condition, and the Bank shall thereafter have the right to remedy the condition within thirty
          (30) days of the date the Bank received the written notice from the Employee. If the Bank remedies the condition within such thirty (30) day cure period, then no Good Reason shall be deemed to exist with respect to such condition. If the Bank does not remedy the condition within such thirty (30) day cure period, then the Employee may deliver a notice of Termination for Good Reason at any time within sixty (60) days following the expiration of such cure period.

     3.3 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the breach thereof, will be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Bank ("AAA") nearest to the home office of Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. Bank will incur the cost of all fees and expenses associated with filing a request for arbitration with the AAA, whether such filing is made on behalf of Bank or Employee, and the costs and administrative fees associated with employing the arbitrator and related administrative expenses assessed by the AAA. Bank will reimburse Employee for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, notwithstanding the ultimate outcome thereof, following the delivery of the decision of the arbitrator finding in favor of Employee or settlement of the matter; provided that if such finding of the Arbitrator is not in favor of Employee, then such Employee will reimburse Bank for the initial filing fee paid by Bank to the AAA. Such settlement to be approved by the Board of Bank or the Parent may include a provision for the reimbursement by Bank or Parent to Employee for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of Bank or the Parent may authorize such reimbursement of such costs and expenses by separate action upon a written action and determination of the Board. Such reimbursement will be paid within ten (10) days of Employee furnishing to Bank or Parent evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by Employee.

     3.4 Separation from Service. Notwithstanding the foregoing, termination of employment under this Section 3 shall be construed to require a "Separation from Service" in accordance with Code Section 409A and the Treasury Regulations promulgated thereunder, such that the Bank and Employee reasonably anticipate that the level of bona fide services Employee would perform after termination would permanently decrease to a level that is less than 50% of the average level of bona fide

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          services   performed   (whether  as  an  employee  or  an  independent
          contractor) over the immediately preceding 36-month period.

4. Other Changes in Employment Status.

     4.1 Notwithstanding the provisions of Section 3, herein, the Board of Directors may terminate Employee's employment at any time, but any termination by the Board of Directors other than termination for Cause, will not prejudice Employee's right to compensation or other benefits under the Agreement. Employee will have no right to receive compensation or other benefits for any period after termination for Cause. Termination for "Cause" will include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

     4.2 If Employee is removed and/or permanently prohibited from participating in the conduct of Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of Bank under this Agreement will terminate, as of the effective date of the order, but the vested rights of the parties will not be affected.

     4.3 If this Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement will terminate as of the date of default, but this Section will not affect any vested rights of the contracting parties.

     4.4 All obligations under this Agreement will be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS") or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of Bank under the authority continued in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of Bank or when Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, will not be affected by such action.

     4.5 Notwithstanding anything herein to the contrary, any payments made to Employee pursuant to the Agreement, or otherwise, will be subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.

5. Suspension of Employment. If Employee is suspended and/or temporarily prohibited from participating in the conduct of Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818 (e)(3) and (g)(1)), Bank's obligations under the Agreement shall be suspended as

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     of the date of service,  unless stayed by appropriate  proceedings.  If the charges in the notice are dismissed, Bank may in its discretion, (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

6.   Successors and Assigns.

     6.1 This Agreement will inure to the benefit of and be binding upon any corporate or other successor of Bank which will acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of Bank.

     6.2 Employee will be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of Bank.

7. Amendments. No amendments or additions to this Agreement will be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

8. Applicable Law. This Agreement will be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of Ohio, except to the extent that Federal law will be deemed to apply.

9. Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.

10. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, will constitute the entire agreement between the parties hereto.


                                               CHEVIOT SAVINGS BANK



                                               By: /s/ Thomas J. Linneman
                                                   -----------------------------
                                                   Thomas J. Linneman
                                                   President and CEO


                                              EMPLOYEE


                                                   /s/ Kevin Kappa
                                                   -----------------------------
                                                   Kevin Kappa